UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2011

Value Line, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	0-11306	13-3139843
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number )	Identification No. )

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.  Other Events.

Defendants have entered into an agreement with Plaintiffs to settle the consolidated shareholder derivative action filed on behalf of Value Line, Inc. (the “Company”) and titled Alan R. Kahn, derivatively, on behalf of Value Line, Inc. v. Jean Bernhard Buttner, et. al., Supreme Court, New York County, Index No. 650320/2008.  The consolidated shareholder derivative action is described in certain of the Company’s public filings, including the Form 10-K for the Company’s fiscal year ended April 30, 2011, filed with the Securities and Exchange Commission on July 29, 2011.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs.   Nonetheless, Defendants have concluded that further litigation would be protracted and expensive, and that it is desirable that the case be fully and finally settled.  There has, however, been no adverse determination by any court against any of the Defendants on the merits of the claims asserted by the Plaintiffs.  The settlement will be funded by parties other than the Company and, therefore, will have no material effect on the financial condition, results of operations, or cash flow of the Company.

The Court has scheduled a fairness hearing concerning the settlement for December 7, 2011 at 2:00 pm before the Hon. Bernard Fried, 60 Centre Street, New York, NY 10013 (the “Court”) to determine whether the proposed settlement of the consolidated derivative action should be approved by the Court.  Pursuant to the terms of the proposed settlement, $2.9 million dollars (less all costs and expenses, including the Escrow Agent’s fees and expenses, the attorneys’ fees and expenses as approved by the Court, and any other fees, costs and/or expenses relating to this case) will be paid in exchange for a Court-ordered release of claims that were or could have been asserted in the consolidated derivative action and the Judgment has become final and non-appealable.  That sum will be distributed to the Company’s minority shareholders of record as of the date that the Court approves the settlement, provided that the Judgment has become final and non-appealable.  The Company’s minority shareholders of record consist of all shareholders other than Arnold Bernhard & Co., Inc., all other named defendants, and members of their immediate families.  Plaintiffs’ counsel intend on applying to the Court for an award of attorneys’ fees and reimbursement of Plaintiffs’ counsels’ expenses equal to one third (33-1/3%) of the settlement fund.  Value Line shareholders do not need to take any action in order to participate in, and receive a portion of, the settlement proceeds.  Instead, those proceeds will be automatically distributed by the Escrow Agent.

Any objections either to the terms of the settlement or the proposed award of attorneys’ fees and reimbursement of expenses must be received by no later than November 23, 2011 at 3:00 p.m.

Shareholders may submit objections to the terms of the proposed settlement or the proposed award of attorneys’ fees and expenses to:

David Etkind, Esq.
Echtman & Etkind, LLP
12 Marlette Place
White Plains, New York 10605
 Echtman.Etkind@gmail.com
Counsel for Value Line

and
Jeffrey S. Abraham, Esq
Abraham, Fruchter & Twersky, LLP
One Penn Plaza, Suite 2805
New York, N.Y. 10119
Jabraham@aftlaw.com
Co-Lead Counsel for Plaintiffs

PLEASE DO NOT CONTACT THE COURT DIRECTLY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Value Line, Inc.

	By:	/s/ Howard A. Brecher
Howard A. Brecher
Acting Chief Executive Officer
Date: October 11, 2011